UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 6, 2007

SFG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13635	13-3208094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Amherst Street, Garden City, New York 11530
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 327-0843

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement; and

On March 6, 2007, SFG Financial Corporation (“SFG”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which a wholly-owned subsidiary of SFG will acquire COESfx Holdings, Inc. (“COES”). An amendment to the Merger Agreement was entered into on March 30, 2007. COES is the operator of a proprietary electronic system used for foreign currency trading.

Closing of the transaction is subject to approval of by COES’ shareholders. As consideration for the transaction, shareholders of COES and certain parties affiliated with them will receive 94,486,144 shares of SFG’s common stock and rights to receive an additional 267,590,400 shares at such time as SFG’s Articles of Incorporation have been amended to authorize additional shares. The Merger Agreement also provides for the appointment to SFG’s Board of Directors of certain individuals currently affiliated with COES. Such individuals will constitute a majority of the directors and, therefore, may exercise control over the corporation.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 1.01 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been filed in order to provide investors and SFG’s shareholders with information regarding its terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission. The Merger Agreement contains representations and warranties that the parties made to and solely for the benefit of each other and expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreement in the context of the specific relationship between the parties. Accordingly, investors and shareholders should not rely on the representations and warranties. Furthermore, investors and shareholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SFG’s reports or other filings with the Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits.

10.1	Agreement and Plan of Merger, dated as of March 6, 2007, by and among COESfx Holdings, Inc., COESfx Acquisition Corp. and SFG Financial Corporation
10.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of March 30, 2007, by and among COESfx Holdings, Inc., COESfx Acquisition Corp. and SFG Financial Corporation

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SFG FINANCIAL CORPORATION

	By:	/s/ JOHN A. DUGAN
John A. Dugan
Chairman/CEO

Dated: April 3 , 2007